EX-99.77Q(1)(a) - Copies of any material amendments to the registrant's charter or by-laws

Amendment No. 41 dated February 8, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(42) to Post Effective Amendment No. 162 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on August 14, 2007 (Accession No. 0000950123-07-011487).

Amendment No. 42 dated March 15, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(43) to Post Effective Amendment No. 162 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on August 14, 2007 (Accession No. 0000950123-07-011487).

Amendment No. 43 dated May 10, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(44) to Post Effective Amendment No. 162 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on August 14, 2007 (Accession No. 0000950123-07-011487).

Amendment No. 44 dated June 13, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(45) to Post Effective Amendment No. 162 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on August 14, 2007 (Accession No. 0000950123-07-011487).

	Amendment No. 162 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on August 14, 2007 (Accession No.
0000950123-07-011487).